ADDENDUM
--------

                              JOINT CODE OF ETHICS

                       LINCOLN CAPITAL FIXED INCOME (LCFI)
                  LEHMAN BROTHERS ASSET MANAGEMENT INC. (LBAM)
                            LEHMAN BROTHERS INC. (LB)
                                       AND
           REGISTERED FUNDS FOR WHICH LBAM ACTS AS INVESTMENT ADVISER


Date: November 18, 2003

This is an Addendum to the following Lehman Brothers Policies for employees and personnel of Lincoln Capital Fixed Income Management Company, LLC (LCFI) and Lehman Brothers Asset Management Inc. (LBAM), certain Covered LB Persons of Lehman Brothers Inc. (LB) and Access Persons of registered investment funds for which LBAM serves as investment adviser (each a "Fund," and together, the "Funds"):

      Lehman Brothers Code of Conduct
      Lehman Brothers Personal Investment Policy
      Lehman Brothers Chinese Wall and Restricted List Policy
      Lehman Brothers Political Contribution Policy
      Policy on Appropriate Use of Lehman Brothers Technology

If there is a conflict between the Lehman Brothers policies and this Addendum, the Addendum shall control.

DEFINED TERMS

ACCESS PERSON of a Fund shall mean any director, trustee, officer (other than an Administrative Access Person), general partner or Advisory Person of a Fund or of a Fund's investment adviser or sub-adviser. Notwithstanding, if a director or trustee of a Fund is an officer of an underwriter that is not affiliated with Lehman Brothers, LCFI or LBAM and is subject to such underwriter's Code of Ethics in compliance with the requirements of Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"), then such director or trustee shall not be deemed to be an Access Person for purposes of this Addendum, and shall instead be governed by the requirements of such other Code of Ethics. The determination of whether an individual is an Access Person shall be made by the LBAM Legal and Compliance Department.

ADMINISTRATIVE ACCESS PERSON of a Fund shall mean any officer of a Fund who is also an employee of Investors Bank & Trust Company.

ADVISORY PERSON of a Fund or of a Fund's investment adviser means: (i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of any Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

COVERED LB PERSON of LB shall mean any director, officer or general partner of LB, in its capacity as a principal underwriter of a Fund, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund for which LB acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to a Fund regarding the purchase or sale of a Covered Security.

COVERED PERSON shall mean any Access Person, Covered LB Person or Employee.

COVERED SECURITY shall mean a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include: (i) direct obligations of the Government of the United States, (ii) banker's acceptances, bank certificates of deposits, commercial paper and high-quality short-term debt instruments, including repurchase agreements and (iii) shares issued by any open-end investment company registered under the 1940 Act.

EMPLOYEE shall mean any employee or personnel of LCFI.

CHINESE WALL AND RESTRICTED LIST POLICY

The Restricted Lists do not apply to client accounts. The lists apply solely to employee personal trading accounts.

PERSONAL INVESTMENT POLICY

Each  Covered  Person  and  Administrative   Access  Person  shall  give  client
transactions priority over personal transactions, and ensure that any personal transactions do not adversely affect client interests.

Prohibition of Trading Fixed Income Issues by LCFI Benchmark Issuers
--------------------------------------------------------------------

In addition to being prohibited from trading in securities on Lehman Brothers Restricted Lists, Employees and Access Persons are prohibited from trading in fixed income securities issued by LCFI Benchmark issuers. Benchmark issuers are listed on LCFI's intranet (Policy & Procedures) and updated semi-annually. In addition, current corporate issuer holdings (Investment Grade and High Yield) are prohibited.

Any securities issued by Benchmark issuers that were acquired (a) by former employees of Lincoln Capital Management (LCM) prior to their employment at LCM, and (b) all other employees of LCFI or Access Persons prior to their to employment at LCFI or LBAM are "grand-fathered," and do not have to be sold. Nor is sale required for a security bought whose issuer subsequently is designated a Benchmark issuer. LCFI employees and Access Persons may sell such securities only in accordance with Lehman Brothers pre-approval process. Attached Sample Form A should be used to submit a trade request for any covered fixed income security.

Purchases of Private Securities
-------------------------------

Covered Persons must complete the Outside Investment Request Form (Sample B) prior to the purchase of a private issue ("private placement(1)") and submit to the LCFI Personal Investment Officer (PIO). The LCFI PIO will forward the request to the Lehman Brothers PIO for approval. Prior approval must be obtained before a Covered Person may directly or indirectly acquire beneficial ownership in any security in a private placement.

The Lehman Brothers PIO will consider potential conflicts of interest with client accounts or client opportunities in deciding whether to approve a purchase of a private issue. If an issue which has been purchased by a LCFI or LBAM employee in a private placement (or another security of the same issuer) is ultimately considered by the adviser or sub-adviser as a viable prospect for purchase by clients, the employee or Access Person holding such an issue shall consult with the Lehman Brothers PIO who shall decide whether it is appropriate or desirable for the employee or Access Person to disqualify himself from any considerations with respect to the purchase or sale of such issue or such issuer for client accounts.

Initial Public Offerings
------------------------

Because of the nature of the business relationship between LCFI and its securities brokers, Covered Persons are prohibited from purchasing shares in an initial public offering.

Furthermore, Covered Persons are prohibited from investing in other private funds that invest in shares offered in initial public offerings or from otherwise acquiring any other form of direct or indirect beneficial ownership in any securities in an initial public offering [without the prior approval of the LCFI PIO and Lehman Brothers PIO]. (In addition, those Employees or Access Persons who are officers and directors of LCFI or LBAM or whose activities are directly or indirectly involved in or related to the function of buying or selling securities would be considered restricted persons and be prohibited from sharing in the profits from transactions in such securities pursuant to the NASD's Free Riding and Withholding Interpretation, which LCFI and LBAM observes for its employees and client accounts.)

60-Day Rule
-----------

The holding requirement for Employees and Access Persons is 60 days, for all pre-approval issues.

Holding Period Exception
------------------------

In the event of financial hardship, emergency or a significant (20% or more) market gain/loss, an Employee or Access Person may be eligible for an exception from the holding period requirement for any pre-approval issue. Such requests are subject to the review and approval of the LCFI PIO or LBAM PIO. Employees and Access Persons must hold a position for at least one day before seeking any exception.

----------
(1) Private Placements includes hedge funds, limited partnerships, closely held corporations and any other private investment.

The holding period exception does not apply to transactions in any security issued by Lehman Brothers.

Reporting and Certification Requirements
----------------------------------------

Subject to sub-paragraph G below, every Covered Person and Administrative Access Person must make the following reports and certifications except where otherwise indicated:

A.    INITIALLY   UPON   EMPLOYMENT  OR  UPON  BECOMING  AN  ACCESS  PERSON  (OR
      ADMINISTRATIVE ACCESS PERSON) OR COVERED LB PERSON

      1) Submit a statement of all individual Securities detailing the name of each Covered Security, number of shares/par owned, principal amount, and the name of the broker, dealer or bank where the Covered Security is held; due 10 days after hire or within 10 days of becoming a Covered Person date;

      2) Complete the Lehman Brothers Form A - Disclosure of Employee and Employee-Related Accounts. (Not Applicable for Administrative Access Persons)

      3) Arrange for brokerage accounts to be transferred to Fidelity or Lehman Brothers. All such accounts are to be set-up as employee or employee-related accounts in order for duplicate confirms of all personal trades and year-end statement of holdings to be received automatically by Lehman Brothers via the Aspire System. (Not Applicable for Administrative Access Persons)

      4) Certify that the Covered Person or Administrative Access Person has read and understood the Code of Ethics.

B.    QUARTERLY

      1) Report all personal trades of Covered Securities in writing and report the establishment during the quarter of any Lehman Brothers, Fidelity or in which any Covered Securities were held for direct or indirect benefit of such person (see attached Form C); due 10 days after the end of the quarter;

      2) Report corporate action activity (name changes, symbol changes, mergers, splits, etc.); and

      3) Report all gifts of securities received during the quarter; due 10 days after the end of the quarter. (Employees do not need to report personal trades in securities that are exempt from the pre-approval process).

      4) An Administrative Access Person must report all personal trades of Covered Securities in writing and report the establishment during the quarter of any account in which Covered Securities were held for the direct or indirect benefit of such person

C.    ANNUALLY

      1) Report on an Annual Disclosure form (see attached Forms D and E) all individual holdings in Employee and Employee-Related Brokerage Accounts or Administrative Access Person accounts, as well as directorships (as defined by Lehman Brothers Code of Conduct Policy), due January 30; and

      2) Certify that such person has read, understood and complied with the Code of Ethics (including the making of any required reports or disclosures) (Sample Form F).

D.    MAINTENANCE OF REPORTS

      Reports shall be maintained in separate confidential files for each Covered Person and Administrative Access Person. The reports shall remain confidential and be reviewed by LCFI and/or Lehman Brothers compliance personnel. If necessary, the reports shall be provided upon request to LCFI/LBAM management, legal counsel, and regulatory authorities.

      A copy of this Code of Ethics, or any Code of Ethics previously in effect within the past five years, will be maintained in an easily accessible place by each entity governed pursuant to this Addendum. Each report, including any information in lieu of any reports, and any record of any violation of this Code of Ethics, and of any action taken as a result of such violation, must be maintained for five years after the end of the fiscal year in which the report was made or the information provided, the first two years in an easily accessible place. A record of all Covered Persons and Administrative Access Persons subject to this Code of Ethics, currently or within the past five years, must be maintained in an easily accessible place. This record should include those who are or were responsible for reviewing reports under the Code of Ethics. In addition, LCFI/LBAM and each Fund must maintain a record of any decision, and the reasons supporting the decision, to approve pursuant to this Addendum the acquisition by Employees or Access Persons of securities in an initial private offering or of a private security.

      LCFI, LBAM, LB and each Fund will maintain, at its principal place of business, a copy of this Addendum and the records outlined in this section, and will make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and, from time to time, for reasonable periodic, special or other examinations.

E.    Review of Reports

      LBAM/LCFI Compliance will review reports of all personal securities transactions for adherence to the Code of Ethics, including this Addendum, and compliance with applicable law and regulation. Any Covered Person determined to be non-compliant, may be prohibited from executing any transactions until the required forms have been submitted and/or documentation is received from his/her broker. If required trade confirms are not received from a broker on a timely basis, LBAM/LCFI Compliance is authorized to obtain other documentation and appropriate documentation shall be inserted in the affected employee's file.

F.    ADMINISTRATION OF CODE OF ETHICS

      Each of the entities governed by this Addendum must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

      No less frequently than annually, every Fund, LBAM, LCFI and LB must furnish to the Fund's board of directors/trustees, and the board of directors/trustees must consider, a written report that: (i) describes any issues arising under the Code of Ethics or procedures since the last report to the board of directors/trustees, including, but not limited to, information about any material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations, and (ii) certifies that the Fund, LBAM, LCFI or LB, as applicable, has adopted procedures reasonably necessary to prevent its Covered Persons from violating this Code of Ethics.

G.    EXEMPTIONS FOR INDEPENDENT DIRECTORS/TRUSTEES

      A director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund director or trustee, need not make:

(i) an initial or annual holdings report pursuant to sub-paragraphs A and C, and

(ii) a quarterly transactions report pursuant to sub-paragraph B, unless the director or trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund director or trustee, should have known that during the 15-day period immediately before or after the director's or trustee's transaction in a security, the Fund purchased or sold such security, or the Fund or its investment adviser considered purchasing or selling the security.

SAMPLE - FORM A

                               TRADE REQUEST FORM

                        Lehman Brothers Asset Management
              Lincoln Capital Fixed Income Management Company, LLC


                                 Corporate Bonds
                            Approved Outside Account

I would like to purchase/sell the following securities:

Have you purchased any of the above securities within the past 60 days? Yes No


Signature:                              Date of request:
          ------------------------                      ------------------------
Printed Name:
             --------------------

================================================================================

Reviewed Lincoln Capital Benchmark Issuers      ____________________
Reviewed Lincoln Capital current holdings       ____________________
Reviewed Lehman Brothers Restricted List        ____________________


APPROVED BY:

LCFI PIO:                                         Date:
         -----------------------------------           ---------------------

For non-LCFI employees who are Access Persons:

Lehman Brothers PIO:                              Date:
                    ------------------------           ---------------------

================================================================================

Was trade executed?          [ ]  YES    [ ] NO
================================================================================

If YES, date of execution:   __________________

AFTER COMPLETING THIS SECTION, RETURN FORM TO LORI LOFTUS OR CAROL METZ.

IF YOU ARE A NON-LCFI EMPLOYEE, RETURN FORM TO CHAMAINE WILLIAMS.

SAMPLE- FORM B
                         PRIVATE SECURITIES REQUEST FORM

LEHMAN BROTHERS ASSET MANAGEMENT INC.
LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

INSTRUCTIONS:

Lehman Brothers Asset Management Inc. (LBAM) and Lincoln Capital Fixed Income Management Company, LLC (LCFI) (collectively the "Firm") expect its full-time employees to devote their full business day to the business of the Firm and to avoid any outside investment that might interfere or appear to interfere with the discharge of their responsibilities to LBAM, LCFI or its affiliates or the independent and unbiased exercise of the employee's judgment as to matters that affect the Firm and its clients. In particular, the Firm is concerned about investments that may result in actual or potential conflicts of interest on the part of the employee.

This form is intended to facilitate the disclosure and approval, where appropriate, of outside investments made by Covered Persons1. Outside
Investments include (but may not be limited to) hedge funds, limited partnerships and private placements. Accordingly, all Covered Persons are required to complete this form for any private securities request or other outside investment in order to assist the Firm in making an informed decision.

Approval is a Compliance Department function based on an assessment of actual or potential conflicts of interest, Firm policy and industry rules and regulations.

ONE COPY OF THIS FORM MUST BE COMPLETED FOR EACH INVESTMENT. SUBMIT ADDITIONAL SHEETS IF NECESSARY.

--------------------------------------------------------------------------------
Name of Employee

--------------------------------------------------------------------------------
Title                   Office Location                  Office Telephone Number

--------------------------------------------------------------------------------
Department Name                          P&L Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
|_| I am requesting approval to make an INITIAL private investment in the organization or company listed below.

--------------------------------------------------------------------------------
|_| I am requesting approval to make an ADDITIONAL private investment in the organization or company listed below (initial approval has been previously granted by Compliance.)

--------------------------------------------------------------------------------
1.    Name of Organization/Company

--------------------------------------------------------------------------------
2.    |_| Private  |_| Employee      |_| Not for  |_| Other (DESCRIBE)
          Company      Family Owned      Profit

--------------------------------------------------------------------------------
3.    Main Activity of the Organization/Company

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------
(1) "Covered Person" is defined in the Addendum to the Joint Code of Ethics for Lehman Brothers Asset Management Inc. and Lincoln Capital Fixed Income Management Company, LLC.

--------------------------------------------------------------------------------
4. Your Financial interest or investment in the Organization/Company (in $ and %)

--------------------------------------------------------------------------------
      A. If making an ADDITIONAL investment, please provide total amount of investment to date (include amount of this request):

--------------------------------------------------------------------------------
5.    Are you aware of any       |_| No   |_| Yes    PLEASE PROVIDE ANY RELEVANT
      significant adverse                            DETAILS AND SUBMIT ANY
      information about the                          APPLICABLE DOCUMENTS.
      Organization/Company or
      any conflict of interest
      between the Organization/
      Company and the Firm?

--------------------------------------------------------------------------------
6.    Do you have a direct professional relationship    |_| No          |_| Yes
      with the Organization/Company?

--------------------------------------------------------------------------------
      A.   If yes, please describe this relationship:

--------------------------------------------------------------------------------
7.    Do you believe the         |_| No   |_| Yes    PLEASE PROVIDE ANY
      Organization/Company                           INFORMATION YOU MAY HAVE
      is planning or expecting                       REGARDING SUCH.
      to go public within the
      next twelve months?

--------------------------------------------------------------------------------
8.    Is the Organization/       |_| No   |_| Yes    Client Account Number(s)
      Company currently a
      client of the Firm or
      is it expected to become
      a client in the future?

--------------------------------------------------------------------------------
9.          How was this investment opportunity brought to your attention?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

I AFFIRM THAT THE ABOVE INFORMATION IS ACCURATE AND COMPLETE AS OF THE DATE OF MY SIGNATURE. I UNDERSTAND THAT I AM UNDER A CONTINUING OBLIGATION DURING MY EMPLOYMENT TO AMEND, SUPPLEMENT OR CORRECT THIS DISCLOSURE SHOULD MY CIRCUMSTANCES SO WARRANT. ADDITIONALLY, I UNDERSTAND THAT I MUST NOTIFY THE COMPLIANCE DEPARTMENT IF MY INVESTMENT IN THE AFOREMENTIONED ORGANIZATION/COMPANY CEASES.
--------------------------------------------------------------------------------
Your Signature                                   Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.  APPROVAL BY IMMEDIATE SUPERVISOR
--------------------------------------------------------------------------------
Name of Supervisor                               Title

--------------------------------------------------------------------------------
Signature of Supervisor                          Date

--------------------------------------------------------------------------------
2.  APPROVAL BY  LCFI COMPLIANCE
--------------------------------------------------------------------------------
Name of Compliance Officer                       Title

--------------------------------------------------------------------------------
Signature                                        Date

--------------------------------------------------------------------------------
3. APPROVAL BY LBAM COMPLIANCE DEPARTMENT (A SEPARATE APPROVAL LETTER WILL BE FORWARDED FOR YOUR RECORDS)
--------------------------------------------------------------------------------
Name of Compliance Officer                       Title
--------------------------------------------------------------------------------

Signature of Compliance Officer                  Date
--------------------------------------------------------------------------------

                 KEEP A PHOTOCOPY OF THIS FORM FOR YOUR RECORDS

SAMPLE - FORM C(1)

                     QUARTERLY PERSONAL TRADING TRANSACTIONS
                        LEHMAN BROTHERS ASSET MANAGEMENT
                          Lincoln Capital Fixed Income
                             Management Company, LLC



Name:  __________________________________                   Date:  _____________

FOR QUARTER ENDING

If no activity of ANY type, please indicate here: [ ]  Check Box

TRADING ACTIVITY

 Name of   Buy or  Shares/    Date of                             Fees &   Total
Security    Sell    Par     Transaction   Broker       Price     Charges    Cost
--------    ----    ---     -----------   ------       -----     -------    ----







CORPORATE ACTIONS (NAME CHANGES/SYMBOL CHANGES/MERGERS/SPLITS, ETC.)




GIFTS


      Please  list  any  accounts   opened  with  Lehman  Brothers  or  Fidelity
Investments during the quarter.

----------

(1) THIS REPORT IS TO BE COMPLETED WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER AND SUBMITTED TO -------------- LCFI/LBAM COMPLIANCE. IT MUST INCLUDE ALL INDIVIDUAL SECURITIES TRANSACTIONS FOR ALL EMPLOYEE AND EMPLOYEE-RELATED BROKERAGE ACCOUNTS. PLEASE NOTE THAT YOU DO NOT NEED TO REPORT THE FOLLOWING: (I) TRANSACTIONS FOR ACCOUNTS OVER WHICH YOU HAVE NO INFLUENCE OR CONTROL, (II) U.S. TREASURY OR AGENCY SECURITIES, (III) CERTIFICATES OF DEPOSIT OR MONEY MARKET SECURITIES, OR (IV) OPEN-END MUTUAL FUNDS.

SAMPLE - FORM D

                  LINCOLN CAPITAL FIXED INCOME MANAGEMENT, LLC
                              ANNUAL DISCLOSURES(1)





Printed Name:
               ---------------------

Signature:
               ---------------------

Date:
               ---------------------



                            NON-BENCHMARK SECURITIES

As of 12/31/03: I do [ ]/I do not (check one) hold any non-benchmark securities.

If you checked "I do" hold securities, list them below.

                        NO. OF SHARES/
  NAME OF SECURITY        PAR OWNED        PRINCIPAL VALUE    ACCOUNT LOCATION






                              BENCHMARK SECURITIES

As of 12/31/03: I do [ ]/I do not [ ] (check one) hold any Benchmark securities.

If you checked "I do" hold securities, list them below.

                      NO. OF SHARES/
  NAME OF SECURITY      PAR  OWNED         PRINCIPAL VALUE    ACCOUNT LOCATION







                                  DIRECTORSHIP

If you are a "Director" as defined by Lehman Brothers Code of Conduct, please list name(s) below.

----------
(1) THIS REPORT IS TO BE COMPLETED BY JANUARY 30 AND SUBMITTED TO LCFI/LBAM COMPLIANCE.

SAMPLE - FORM E

                        Lehman Brothers Asset Management

                             ANNUAL DISCLOSURES(1)
                             (NON-LCFI EMPLOYEES)(2)

                     ALL DATA LISTED MUST BE AS OF 12/31/03.

Date:
               ---------------------
Printed Name:
               ---------------------
Signature:
               ---------------------


                        NO. OF SHARES/
  NAME OF SECURITY        PAR OWNED        PRINCIPAL VALUE    ACCOUNT LOCATION


















                                  DIRECTORSHIP

If you are a "Director" as defined by Lehman Brothers Code of Conduct, please list name(s) below.

----------
(1)   THE  REPORT  MUST  BE  COMPLETED  BY  JANUARY  30 AND  SUBMITTED  TO  LBAM
      COMPLIANCE.

(2) THIS REPORT IS TO BE COMPLETED BY ALL ACCESS PERSONS AND ADMINISTRATIVE ACCESS PERSONS WHO ARE NOT EMPLOYEES OF LCFI.

SAMPLE FORM F

           LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY LLC (LCFI)
                  LEHMAN BROTHERS ASSET MANAGEMENT INC. (LBAM)
                            LEHMAN BROTHERS INC. (LB)

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION


I certify that I:

o have read and understood the Code of Ethics for LCFI, LBAM and LB. (the "Code") and recognize that I am subject to its requirements;

o have complied with all requirements of the Code in effect during the year ended December 31, 2___; and

o have disclosed all covered securities holdings for the year ended December 31, 2___ in which I had any direct or indirect Beneficial Ownership and all accounts in which any covered securities were held for my direct or indirect benefit as of December 31, 2___.



--------------------------------            -------------------------------
Signature of Access Person                                Date



--------------------------------
Print Name



--------